Exhibit 99.1

Midwest Air Group, Inc.

6744 South Howell Avenue

Oak Creek, Wisconsin 53154

414-570-4000

www.midwestairlines.com

Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

June 14, 2007

MIDWEST AIR GROUP ANNOUNCES
PRELIMINARY DIRECTOR ELECTION RESULTS AND NEXT STEPS

Milwaukee, Wisconsin, June 14, 2007 – Midwest Air Group, Inc. (AMEX: MEH), parent company of Midwest Airlines, today announced that based on a preliminary review of the proxies voted at today’s annual meeting, it appears that shareholders have elected three directors nominated by AirTran Holdings, Inc. (NYSE: AAI) to Midwest’s board of directors. The Midwest board consists of nine directors.

The company also announced that its board has determined it will permit AirTran Holdings to make a presentation to the Midwest Air Group board regarding AirTran’s proposal. The board noted that it has made no determination to engage in negotiations with AirTran. No date for the session has been established.

Timothy E. Hoeksema, chairman and chief executive officer, stated that the election of directors constitutes a definitive action by shareholders. “While we are disappointed by today’s results, we recognize that our shareholders have spoken. If today’s election says anything at all, it says that our shareholders want us to listen and that is what we intend to do. The board remains fully committed to creating value for Midwest shareholders.”

The results of the election of directors will be official when the Inspector of Election provides the Midwest corporate secretary a certified report of election results, which are expected to be reported June 26. The company is planning a comprehensive orientation for the new directors to take place after the voting results are certified.

“The new directors, along with the entire board, will be fully accountable to all Midwest Air Group shareholders,” concluded Hoeksema.

Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by

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providing passengers with impeccable service and onboard amenities at competitive fares. Both Skyway Airlines, Inc. – a wholly owned subsidiary of Midwest Airlines – and SkyWest Airlines, Inc. operate as Midwest Connect and offer service to and connections through Midwest Airlines’ hubs. Together, the airlines offer service to 51 cities. More information is available at http://www.midwestairlines.com.

This news release contains forward-looking statements about the results expected under the company’s strategic plan and that otherwise may state the company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “project,” “expect,” “anticipate,” “predict,” “believe,” “estimate,” “goal,” “plan,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that the company’s actual results could differ materially from the projected results contained in these forward-looking statements. Factors that may cause such a difference to occur include, but are not limited to, fees and expenses incurred in connection with AirTran’s unsolicited exchange offer, customer acceptance of the company’s strategic plan, the company’s ability to successfully implement the strategic plan, an adverse industry yield environment, and the risk factors described in “Item 1A. Risk Factors” in the company’s “Annual Report on Form 10-K” for the year ended December 31, 2006.

Important Additional Information

Midwest filed a Schedule 14D-9 with the Securities and Exchange Commission on January 25, 2007 and subsequent amendments which set forth the reasons for the Midwest board’s recommendation with respect to the unsolicited exchange offer by AirTran Holdings, Inc. and related information.

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